Exhibit 15.1

November 3, 2022

The Board of Directors and Stockholders of Big 5 Sporting Goods Corporation

2525 East El Segundo Boulevard

El Segundo, California 90245

We are aware that our reports dated May 4, 2022, August 3, 2022, and November 2, 2022, on our review of interim financial information of Big 5 Sporting Goods Corporation appearing in Big 5 Sporting Goods Corporation’s Quarterly Reports on Form 10-Q for the quarters ended April 3, 2022, July 3, 2022, and October 2, 2022, respectively, are incorporated by reference in this Registration Statement.

/s/ Deloitte & Touche LLP

Los Angeles, California